Exhibit 4(c)

Instruction No. 1

                             Kentucky Power Company
                      Unsecured Medium Term Notes, Series A


                                  Instructions


To:  Bankers Trust Company, as Trustee


Trade or sale date:  9/26/97


Principal Amount:  $48,000,000


Maturity Date:  10/1/07


Interest Rate:  6.91%


Redemption Provisions:

      Redeemable:  Yes___   No X
                     In Whole:  Yes___   No___
                     In Part:  Yes___   No___
                     Initial Redemption Date:  ______________________
                     Redemption Limitation Date: ____________________
                        Initial Redemption Price: ______%
                         Reduction Percentage: _______%

Original Issue Date:  10/1/97

Public Offering Price:  100%

Presenting Agent's Commission:  0.625%


Net Proceeds to Company:  99.375%


CUSIP No.:  49138 Q AA2


Account number of participant  account maintained by DTC on behalf of Presenting
Agent:

      Merrill Lynch           #5132
      Morgan Stanley          #050


Account number of participant account maintained by DTC on behalf of Trustee:


Each Presenting Agent's name and proportionate amount of Global Note:

      Merrill Lynch           57.3%
      Morgan Stanley          42.7%

Name in which the Note is to be registered (Registered Owner):

            Cede & Co.

Address and taxpayer identification number of Registered Owner and address for payment:

            The Depository Trust Company
            55 Water Street
            New York, NY  10041
            #13-2555119


Discount Security:  Yes___   No X

      Yield to Maturity:  7.00%

      Initial Accrual Period:  10/01/97 - 03/31/98

Account of Company into which net proceeds are to be deposited:
       Citibank ABA #021-000-089, Account #4057-2089

Any Other Book-Entry Note represented by Global Security (to the extent known):



                             KENTUCKY POWER COMPANY



                              By:_/s/ A. A. Pena_____________
                                 (President, Vice President,
                                          or Treasurer)